UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Magellan Midstream Partners, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Merger with ONEOK Provides Fulsome Valuation and Long - Term Growth Potential August 29, 2023 NYSE: MMP | magellanlp.com

Cautionary statements

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that ONEOK, Inc. (NYSE: OKE) (“ONEOK”) or Magellan Midstream Partners, L.P. (NYSE: MMP) (“Magellan”) expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “Proposed Transaction”), the expected closing of the Proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this presentation. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the Proposed Transaction or that unitholders of Magellan may not approve the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the Proposed Transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of a pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in the joint proxy statement/prospectus (as defined below). All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

NON-GAAP FINANCIAL MEASURES:

This presentation contains references to certain non-GAAP financial measures. The non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. ONEOK’s or Magellan’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. ONEOK and Magellan view these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. This presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Magellan and ONEOK are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward-looking non-GAAP financial measures is included.

© Morgan Stanley and/or certain of its affiliates. All rights reserved.

MAGELLAN® MIDSTREAM PARTNERS, L.P.

2

Cautionary statements (cont'd)

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, on July 25, 2023, ONEOK and Magellan each filed with the Securities and Exchange Commission (the "SEC") a definitive joint proxy statement/prospectus (the "joint proxy statement/prospectus"), and each party has and will file other documents regarding the Proposed Transaction with the SEC. Each of ONEOK and Magellan commenced mailing copies of the joint proxy statement/prospectus to shareholders of ONEOK and unitholders of Magellan, respectively, on or about July 25, 2023. This presentation is not a substitute for the joint proxy statement/prospectus or for any other document that ONEOK or Magellan has filed or may file in the future with the SEC in connection with the Proposed Transaction. *INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.*

Investors can obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by ONEOK and Magellan with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus, are available free of charge from ONEOK's website at www.oneok.com under the "Investors" tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus, are available free of charge from Magellan's website at www.magellanlp.com under the "Investors" tab.

NO ADVICE

This presentation has been prepared for informational purposes only and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. Magellan unitholders should consult their own tax and other advisors before making any decisions regarding the Merger.

RESEARCH SOURCES AND DISCLAIMERS

Wood Mackenzie: The data and information provided by Wood Mackenzie should not be interpreted as advice, and you should not rely on it for any purpose. You may not copy or use this data and information except as expressly may be permitted by Wood Mackenzie in writing. To the fullest extent permitted by law, Wood Mackenzie accepts no responsibility for your use of this data and information except as specified in a written agreement you may have entered into with Wood Mackenzie for the provision of such data and information.

S&P Global Inc.: Includes content supplied by S&P Global Inc. Mobility and Energy Future Service; Copyright © S&P Global Inc., 2022 S&P publication year, All rights reserved.

R.L. Polk & Co. (IHS Markit now S&P Global): Includes content supplied by R.L Polk & Co.; Copyright © IHS Markit, 2022, All rights reserved.

© Morgan Stanley and/or certain of its affiliates. All rights reserved.

MAGELLAN MIDSTREAM PARTNERS, L.P.

3

A strategically and financially compelling transaction for unitholders

1 — Financially appealing transaction provides fulsome valuation

- Compelling valuation and transaction premium for MMP holders: [1]
  - Highest implied Enterprise Value ("EV") [2] / EBITDA multiple (12.3x) of large midstream transactions since 2016
    - Multiple exceeds the average of MMP's peer set by 2.5x turns on an EV/EBITDA basis
  - 22% transaction premium is highest among midstream transactions since the pandemic-induced sector re-rating
  - Valuation exceeds the trading value of MMP units at any point in ~5 years
  - Recognizes intrinsic / fair value for MMP that market was under appreciating
  - Board process not only achieved a compelling consideration, but also access to competing offers through a low break fee and fiduciary out
- Significant cash for unitholders now, plus immediate accretion, and significant long-term growth potential driving further upside potential:
  - Accretive to EPS in 2024 with 3% to 7% annual accretion from 2025 to 2027
  - >20% free cash flow accretion per share from 2024 to 2027 (including benefits of tax deferral from step-up)
- OKE price improvement since announcement implies consideration as high as >$70 per unit, a 27% premium

2 — Standalone MMP faces long-term secular risks

- Transaction valuation reflects management's views on fundamentals, which are more bullish than other third-party forecasts
- Demand for U.S. refined products is mature and could decline more than we currently expect
- Crude oil pipeline capacity is expected to remain higher than production which will continue to depress rates when re-contracting current capacity
- Limited attractive growth prospects and capital discipline have left MMP with the lowest growth capex spending (as % of EBITDA) among peers
- Sector consolidation is resulting in fewer viable value enhancing M&A opportunities

3 — Merger creates diversification, scale, and resilience to address these risks

- Combined company better positioned for energy transition through greater exposure to natural gas and NGL-focused businesses
  - Potential uplift of ~$6.1Bn (~$7 per MMP unit pro-rata [3]) from capitalized risked synergies and significant tax deferral
  - Global demand for natural gas and NGL-related products expected to increase >20% through 2040
  - Adds >$1.5Bn of diversified annual EBITDA, >85% of which is fee-based, reducing commodity exposure and cash flow volatility
  - Increases EBITDA CAGR by ~170% through 2025, with pro forma growth expected to outpace midstream peers
  - 4.0x step-up in Free Cash Flow After Distributions ("FCFAD") to ~$1Bn average annually (2024 to 2027), enabling increased spending on value creating organic growth projects
  - Strong pro forma balance sheet creates financial flexibility to increase capital deployment at attractive returns, while also returning capital to shareholders through substantial dividends and share repurchases

Source: Capital IQ as of May 12, 2023, street estimates, company disclosures
1. As of May 12, 2023; pro forma equity value calculated as OKE fully diluted equity value + MMP stock component of fully diluted transaction value (utilizing 0.667x exchange ratio)
2. Enterprise value calculated as the market value of equity plus short-term debt, long-term debt, preferred equity and non-controlling interests, net of cash, cash equivalents and investments
3. Total potential uplift of ~$6.1Bn (calculated as $415MM annual pre-tax synergies (the upper end of estimated risked synergies) capitalized at 11x plus $1.5Bn present value of tax deferrals) multiplied by MMP's ~23% pro forma ownership in the combined company divided by MMP's fully diluted units outstanding at time of transaction announcement

MAGELLAN® MIDSTREAM PARTNERS, L.P.
4

A strategically and financially compelling transaction for unitholders

4

Transaction maximizes value for MMP unitholders, including on an after-tax basis

- Tax implications of the transaction are complex, misunderstood, and have been misrepresented by EIP, which appears more focused on MMP remaining standalone than maximizing value for unitholders
- In reality:
  - The transaction does not create a new tax liability (beyond that associated with the premium) – the return on any MLP's units is tax-deferred, not tax free
  - Comparing after-tax merger proceeds with pre-tax trading prices is misleading – any monetization triggers a tax liability (>60% of MMP unitholders typically sell within 5 years)
  - The transaction offers greater net proceeds than an open-market sale prior to announcement would have offered, and greater certainty than holding out for a higher open-market price in the future
  - The transaction is superior to converting MMP to a C-corp as a standalone strategy
- EIP's flawed analysis:
  - Misconstrues the true current tax situation by assuming all longer-tenured unitholders never sell
  - Focuses on a near-term dividend model with no terminal value and ignores the high present value of the after-tax cash consideration offered
  - Dismisses the prospective market value and related upside of stronger combined company
  - EIP suggests an after-tax DDM value for standalone MMP of just $29.50 – less than 55% of the after-tax merger consideration it urges other unitholders to reject
- Other credible third-parties concur with MMP [(1)]:
  - "*When a valid comparison is made of the tax benefits of the transaction to the relatively modest tax cost the deal engenders, it is abundantly clear that such benefits greatly outweigh such costs.*" [(2)]
  - EIP's argument that unitholders should not want to own the combined company "*…is the weakest for sure, and speaks to the self-preservation angle that comes from being an active manager in a shrinking sector.*" [(3)]

1. Permission to use quotations neither requested nor obtained
2. Robert Willens, white paper published July 10, 2023, which was commissioned by Magellan, reflects Mr. Willens' personal views and is based solely on publicly available information. Readers are encouraged to read the full report, including its disclaimers, on MaximizingValueforMMPunitholders.com
3. "Week Thoughts: I Want My MMP," Hinds Howard, June 10, 2023

MAGELLAN® MIDSTREAM PARTNERS, L.P.

5

SECTION 1 Financially appealing transaction provides fulsome valuation

12% 13% 28% 12% 6% 0% 22% 8% 0% 15.4x 8.8x 11.6x 10.8x 11.2x 9.5x 8.1x 7.8x 12.3x 9.4x 8.3x 7.0x 8.0x 9.0x 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 0% 10% 20% 30% ENB / SE ArcLight / TLP IFM / BPL BX / TGE ET / SEMG Riverstone / IMTT CEQP / OMP ET / ENBL OKE / MMP DINO / HEP ET / CEQP Transaction Announcement Date 9/6/2016 11/26/2018 5/10/2019 8/27/2019 9/16/2019 11/9/2020 10/26/2021 2/17/2021 5/14/2023 8/16/2023 8/16/2023 Transaction Value ($Bn) 47.2 1.3 10.5 7.4 5.0 2.7 1.8 7.3 18.8 4.4 7.1 % in Stock Consideration 100% 0% 0% 0% 60% 0% 86% 100% 63% 82% 100% Target PF Ownership 43% 0% 0% 0% 2% 0% 35% 12% 23% 16% 7% EV / EBITDA (4) 15.4x 8.8x 11.6x 10.8x 11.2x 9.5x 8.1x 7.8x 12.3x 9.4x 8.3x Compelling transaction premium for MMP unitholders Select Midstream Energy Precedent Transactions (1) 12% (2) Source: Capital IQ, street estimates, company disclosures 1. Select midstream energy M&A transactions since 2016 with transaction value greater than $1.0Bn 2. Reflects median transaction premia excluding OKE / MMP for illustrative purposes 3. Taxable transactions to the equity holders of the selling entity 4. Enterprise value (“EV”) calculated as the market value of equity plus short - term debt, long - term debt, preferred equity and non - controlling interests, net of cash, cash equivalents and investments; EBITDA estimates reflect next twelve months (“NTM”) estimates with the exception of OKE / MMP which reflects 2023E estimate 65% Highest premium for midstream transaction since pandemic induced sector re - rating 7 Highest transaction multiple since 2016 N/A Transaction Premium (%) EV / EBITDA (x) (3) (3) (3) (3) (3) (3)

8 Transaction premium adds to an already premium trading multiple Source: Capital IQ as of May 12, 2023 (last trading day prior to transaction announcement) 1. Represents EV / 2023E EBITDA multiple implied by transaction 2. Reflects average EV / EBITDA multiple of ENB, TRP, WMB, EPD, KMI, and ET 3. Reflects MMP EV / 2023E EBITDA as of May 12, 2023 EV / 2023E EBITDA 12.3x 12.1x 11.3x 10.7x 10.1x 9.4x 9.2x 9.1x 7.6x - 3.5x 7.0x 10.5x 14.0x Implied MMP ENB TRP MMP OKE WMB EPD KMI ET (1) 9.8x (2) 5.1x 5.7x 3.1x 3.3x 2.9x 3.5x 4.1x 3.5x YE ’23E Net Debt / EBITDA: 6.0x 8.5x 11.0x 13.5x 16.0x May-18 Nov-18 May-19 Nov-19 May-20 Nov-20 May-21 Nov-21 May-22 Nov-22 May-23 9.8x (2) 10.7x (3) EV / NTM EBITDA MMP Peer Average (2) • MMP has historically traded at a premium to the average peer multiple – limiting the number of potential buyers • Implied transaction multiple ~2.5 turns greater than the average of MMP’s peers • High leverage of ENB and TRP, combined with low strategic interest in crude and refined products, leaves OKE as the best suitor in sector 12.3x Implied transaction multiple ~2.5 turns greater than peer set average

25.0 37.5 50.0 62.5 75.0 Aug-18 Mar-19 Sep-19 Mar-20 Sep-20 Apr-21 Oct-21 Apr-22 Nov-22 May-23 OKE Reference Price (2) ANNOUNCEMENT MEDIAN PRICE TARGET YTD AVERAGE 30 - DAY VWAP 52 - WEEK LOW 52 - WEEK HIGH OKE Post Announcement High (1) OKE Share Price $63.72 $73.00 $66.08 $64.88 $50.58 $70.93 $67.60 Implied Offer Value to Magellan Unitholders $67.50 $73.69 $69.08 $68.27 $58.74 $72.31 $70.09 MMP Reference Price (as of 5/12/23) $55.41 $59.00 $53.68 $55.19 $45.69 $56.60 $55.41 Implied Premium to Magellan Unitholders 2 2% 25% 29% 24% 29% 28% 27% 9 MMP Unit Price ($ / Unit) $67.50 (2) $55.41 Source: Capital IQ as of May 12, 2023, street estimates, company disclosures Merger offers greater value now than MMP has achieved historically • Merger consideration at recent trading levels (1) is higher than the trading value of MMP units at any point over the last ~5 years • Highest premium in the midstream energy space since the pandemic - induced sector re - rating (on top of an already premium valuation) 1. OKE post announcement high on 7/26/2023 (as of 8/25/2023) 2. Based on May 12, 2023 closing prices (last trading day prior to transaction announcement) $70.09 (1)

0.303x 0.282x 0.346x 0.336x 0.352x 0.439x 0.665x 0.628x 0.655x 0.638x 0.694x 0.728x 0.00x 0.30x 0.60x 0.90x $48 $46 $49 $48 $50 $59 $63 $61 $61 $60 $64 $71 $20 $40 $60 $80 10 Source: Capital IQ, street estimates, Management Forecasts 1. The above exhibit is Magellan’s summary of its financial advisor’s analysis that is disclosed in the joint proxy statement/pr osp ectus; Please refer to the joint proxy statement/prospectus for a full description of the analysis, accompanying qualificatio ns and disclosures 2. Comparable companies analyzed include ENB, TRP, OKE, WMB, MPLX, EPD, KMI, TRGP, and ET Valuation exceeds the potential of MMP standalone Public Trading Comparables (2) E V / 2023E Adj. EBITDA (9.5x – 11.5x) P / 2023E DCF (8.0x – 10.0x) Disc. Equity Value Analysis Disc. Cash Flow Analysis 1/1/2025 NTM EV / Adj. EBITDA 9.5x – 11.5x | 7.8% Midpoint Cost of Equity Five - Year Disc. Cash Flow Analysis 9.5x – 11.5x NTM Terminal Multiple MMP ($ / Unit) (1) 0.667x Merger Exchange Ratio Adj. Exchange Ratio (x) (1) Street Forecast Mgmt. Forecast $55.41 Unaffected MMP Unit Price $67.50 MMP Offer Price • Valuation is at the top end of or exceeds standalone MMP valuation across most relevant metrics • MMP achieved an exchange ratio which was at or above the high end of the relative valuation of both MMP and OKE

0 5,000 10,000 15,000 20,000 Standalone Valuation 11 Potential risk of multiple re - rating if the transaction does not close Transaction Valuation $55.41 $67.50 $48.66 12.3x 10.7x (3) 9.8x (3) Transaction Valuation Unaffected MMP Unit Price MMP Unit Price at Peer Average Multiple 2023E EBITDA Multiple: Source: Capital IQ 1. Weighted average after - tax value 2. Estimated unitholder weighted average tax liability 3. Analysis based on market data and consensus estimates as of May 12, 2023 (last trading day prior to transaction announcement) $MM ($ / Unit) ($ / Unit) $54.10 $45.72 $41.03 After - Tax Value (1) • While MMP has historically traded at a premium, the company believes that the market has not given full value to the business • The OKE merger provides MMP a full value immediately and reflects the stable nature of the business while also allowing unitholders to participate in the upside of the pro forma company • If the transaction fails to close there is a risk of trading more inline with peers, which would result in a 28% decline to the implied transaction value o Even if we assume a $13.40 / unit tax liability (2) , unitholders would be better off than potentially re - rating to the peer average and the tax liability would remain

Pro forma growth metrics underscore value creation potential Strength of pro forma OKE: immediately accretive, with significant long - term growth potential • Risked synergies of approximately $200MM - $400MM with the potential for more • Expected to be accretive to EPS in 2024 with 3% to 7% accretion per year expected from 2025 to 2027 • Adds > $1.5Bn of expected diversified annual EBITDA, of which > 85% is fee - based, immediately increasing scale and resilience of cash flows • > 20% free cash flow accretion per share expected from 2024 to 2027 • 4.0x step - up in FCFAD to ~$1Bn average annual FCFAD expected from 2024 to 2027 • $1.5Bn NPV estimated tax deferral benefit • Increase in OKE intrinsic value from the merger expected to provide immediate upside to the consideration to MMP unitholders • OKE has one of the highest dividend yields in the S&P 500, >25 years of dividend stability, and a 12% annual dividend growth rate since 2000 (1) A Investment grade rating driven by strong balance sheet • Pro forma net - debt - to - EBITDA of 4.0x expected at year end 2024 • Leverage ratio expected to decline further by 2026 to below 3.5x • Confirmed investment grade credit ratings with stable outlook • Secured debt financing in order to fund cash portion of merger consideration 12 1. ONEOK Second Quarter 2023 Earnings Presentation B

Compelling valuation and terms demonstrate strong board stewardship

✓ Four price increases
- Improved consideration ~11% from initial offer, and
- Leading to highest EV / EBITDA of any large midstream transaction since 2016

✓ Negotiated fiduciary out, lower termination fee, ability to pay pre-closing special distributions, and significant cash component

✓ Eliminated proposed pre-closing dividend to ONEOK's shareholders

September

October

November

December

January

February

March

April

May

Board receives offers, asserts strong position, and prepares to walk away if terms inadequate

- **September 6th proposal**: $60.85 (17% premium [1]) with a cash component of $15.85 (26% of total consideration) and special one-time dividend to ONEOK shareholders of $1.83 per share
- Following a thorough review of the first proposal, which included analysis provided by financial and legal advisors on the company's intrinsic value and expected tax consequences of the proposed merger, the board:
  - highlighted the need for a more fulsome valuation and expressed concerns over ONEOK's stated pro forma dividend payout plan (from $3.74 to $3.00) and rejected the offer
- **September 22nd proposal:** $61.65 (20% premium [1]) with a cash component of $15.85 (26% of total consideration) and MMP pro forma ownership of 27%
- After the second proposal failed to address valuation and dividend policy issues, the board decided not to engage in further discussions

ONEOK reengages with stronger offers; board continues to counter

- **January 20th proposal**: $64.00 (23% premium [1]) with a cash component of $23.65 (37%) and MMP pro forma ownership of 21%. The offer did not include a special dividend to ONEOK shareholders
- After reviewing the materially improved offer, the board made clear that valuation was still insufficient but agreed to enter into a confidentiality agreement with ONEOK
- **February 22nd proposal**: $65.50 (23% premium [1]) with a cash component of $23.65 (36%) and MMP pro forma ownership of 22%
- From February 14 (signing of confidentiality agreement) to March 24, the board reviewed 2 ONEOK proposals (including the January and the February proposal) and submitted 1 counterproposal. Negotiations ended on March 24
  - Board also reviewed in depth the after-tax value of the ONEOK proposal as well as potential tax efficient alternative transactions

Board wins optimal terms for unitholders

- **April 25th proposal:** ONEOK makes a "best and final" offer of $67.50 with a cash component of $25.00, an increase in offer price of almost 11% from the initial offer and an increase in cash of $9.15 per unit
- After being told the April proposal was "best and final," the board nonetheless pushed for additional benefits for unitholders, including:
  - a specified range for ONEOK quarterly dividend of $0.955 to $0.980 (which was rejected);
  - fiduciary out and a lower break fee to enable competitive offers from other parties (which were accepted); and
  - the ability to pay a special distribution prior to closing (which was accepted)

1. Represents premium to 10-day VWAP

MAGELLAN MIDSTREAM PARTNERS, L.P.
13

1.46 1.79 2.04 2.78 1.0 1.4 1.8 2.2 2.6 3.0 0 700 1,400 2,100 2,800 3,500 2016 2017 2018 2019 2020 2021 2022 Williston Basin gas - oil - ratios (GORs) have increased >90% since 2016 Board and management exhaustively reviewed ONEOK 14 2014 2015 2016 2017 2018 2019 2020 2021 2022 193 1.1 3.1 45 Basin - wide natural gas production has increased ~3x since 2014, with ~20% of the rigs • OKE’s intrinsic value is closely tied to future natural gas and natural gas liquids volumes flowing out of the Williston Basin – which is a step out for Magellan which is largely focused on the Permian • The board and management team closely reviewed key assumptions with the aid of their advisors and third - party experts so that they could better understand the volumetric forecast of OKE: o Resiliency of Williston Basin production o Gas - Oil - Ratio trends o Demand for natural gas and natural gas processing • Following a multi - month review over several board meetings focused on the assumptions supporting the volumetric forecast, the board and management team gained further confidence in the intrinsic value of OKE 442 622 756 829 950 1,053 1,048 1,268 1,321 1,460 1,045 359 475 - 525 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023G OKE’s processed volumes have increased ~3x with ~1/3 of the well connects since 2014 Source: ONEOK June 2023 Investor Presentation and ONEOK Second Quarter 2023 Earnings Presentation o Conducted a rigorous, months - long review of the key components of OKE’s operational and financial projections o Focus on (i) the relationship between rigs and gas volumes, (ii) relative competitiveness of the Williston acreage, and (iii) resilience of the gas volumes in various commodity price environments Detailed review of the Williston Basin to better understand the basin’s fundamentals relative to other oil - weighted basins o Leveraged the expertise of independent advisors to validate assumptions within basin - wide drilling models o Production forecasts were generated at an individual well level with a focus on remaining inventory, type curve projections, and a review on the progression of the basin’s gas - oil - ratio (“GOR”) Utilized advisors and third - party experts to examine future natural gas production scenarios o Developed drill - out model by operator, focused on inventory, breakeven costs, and gathering dedication status o Through this exhaustive analysis, the board and management team became increasingly confident in the volumetric outlook due to the growing basin GOR that would result in increased gas and NGL volumes even in a flat oil volume scenario Conducted bottoms - up customer modeling to gain comfort in the robust nature of OKE’s future natural gas and NGL volumes Gas Production ( Bcf /d) Rig Count Gas Produced ( MMcf /d) Oil Produced ( MBbl /d) GOR Gas Processed ( MMcf /d) Well Connects

56 59 62 65 68 5/12 6/16 7/21 8/25 60 63 66 69 72 5/12 6/16 7/21 8/25 Implied MMP Transaction Value Since Announcement OKE Outperformance vs Peers Highlights Market Appreciation 15 Recent trading performance demonstrates growing market appreciation of pro forma story OKE Peer Average (1) $67.50 / unit (Transaction Value at Announcement) Source: Capital IQ as of August 25, 2023 1. Peer group comprised of ENB, TRP, WMB, EPD, KMI, and ET 2. Permission to use quotations neither requested nor obtained $ / Unit Indexed to $63.72 (Unaffected OKE Share Price 5/12/2023) “Our TENDER rating is informed by the premium OKE offered with a cash component, our expectation that approvals will be secured, and our view of the potential benefits for MMP unitholders to participate in a more diversified, larger, and higher - growing combined company following the proposed merger with OKE . ” (2) - TD Securities (August 4 , 2023 ) “OKE reported strong 2 Q results with Adjusted EBITDA that beat consensus expectations by ~ 4 % and increased its standalone 2023 Adjusted EBITDA outlook by ~ 2 % at the midpoint … OKE also provided more detail around the synergy potential from the pending MMP acquisition, which we view positively . ” (2) - RBC (August 7 , 2023 ) Exceeds transaction value for MMP unitholders OKE +1.93% Peers: +0.78% (1) • OKE has outperformed relative to its peers by nearly 1.2% since the merger announcement • MMP believes that, as the market has digested the transaction, investors have begun to realize the upside potential for the pro forma company • Implied transaction value has surpassed the $67.50 / unit value at announcement, reaching as high as $70.09 / unit, highlighting the incremental value to MMP unitholders

SECTION 2 Standalone MMP faces long - term secular risks

17 Standalone company exposes unitholders to adverse secular risks and a diminishing solution set • Core refined products business is mature with reduced future growth opportunities • Majority of cash flow is derived from U.S. refined product demand • MMP believes there are challenges to broad and rapid EV adoption, especially in its own regions, but recognizes significant long - term declines are possible and has reviewed extensive proprietary modeling scenarios with the board during the past several years • Leading industry sources (e.g., Wood Mackenzie, S&P) expect U.S. gasoline demand will decline by >55% from 2022 – 2050 • Risks of energy transition policies and technology impacting petroleum product demand beyond expectations • While Magellan believes demand declines on its system may take longer than the industry forecasts, there are 2 key risks to this view: 1) MMP continues to trade at a discount to a more bullish view and 2) a more bullish view turns out to be wrong an d demand declines at least as fast as other industry forecasts • The merger provides full value consistent with a more bullish view of fundamentals, de - risking on both fronts • Excess crude oil infrastructure capacity due to industry overbuilding expected to continue to impact re - contracting / pricing • Crude production is not expected to exceed existing pipeline capacity, placing downward pressure on utilization or market logistic rates • Growth through re - investment of excess cash flow is challenged • Fewer opportunities in mature refined products sector and over - built crude oil pipeline infrastructure • Midstream consolidation narrows strategic options • 13+ North American midstream deals since 2011 with transaction value greater than $5.0Bn • Unitholders will still owe taxes over time on allocated income and unit sales, at uncertain value • The majority of unitholders are expected to sell within 5 years based on historical patterns Source: EIA, IEA, Wall Street research, company disclosures

4 9 14 2022E 2050E Magellan levered to more muted crude supply growth… US Crude Oil Production ( MBbl /d) …but U.S. refined products demand declines over the long - run Total U.S. Gasoline Demand (000 bpd) (2) 18 Refined products and crude oil sectors face energy transition and re - contracting risks Source: EIA “With rapid electrification of the vehicle fleet, there is a major drop in demand for traditional refined products such as gasoline and diesel” (3) - IEA (May 2021 ) “P eak transportation demand for oil products presents an existential challenge … demand growth for transport fuels is forecast to turn negative before 2028 ” (3) - IEA (June 2023 ) • Crude oil supply expected to grow only ~9% through 2050 • Demand for all refined products declines by >40% (1) over the same period based on industry forecasts o Energy transition policies and technology development / adoption could drive transition faster than expected - further impacting refined products demand • Downward pressure on crude re - contracted rates expected o Crude pipeline and terminal utilization not expected to return to pre - pandemic levels Source: Capital IQ 1. Average of Wood Mackenzie and IHS as of January 2023 Magellan board review 2. Wood Mackenzie, S&P Global, U.S. Energy Information Administration (EIA) and MMP internal estimates as of January 2023; See r ese arch sources and disclaimers on page 3 for information regarding third party research and MMP’s March 2022 Analyst Day presentation (accessible here ) for a description of MMP’s internal forecast methodologies and scenarios, which were further updated as shown above and rev iew ed with the board in January 2023 3. Permission to use quotations neither requested nor obtained 2,000 4,000 6,000 8,000 10,000 2022 2026 2030 2034 2038 2042 2046 2050 WoodMac S&P Global EIA 80% Case 60% Case 40% Case MMP Internal Forecast (2) Note: EIA has since discontinued its long - term outlook to “better capture emerging technologies”

9 15 20 32 44 40 57 62 54 88 111 119 160 204 128 210 294 280 433 562 687 433 568 610 496 556 384 488 537 507 9 9 11 11 17 19 20 25 30 31 33 39 44 51 53 49 51 58 63 72 79 76 74 67 61 51 47 45 38 35 0 20 40 60 80 - 200 400 600 800 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 Market Capitalization of Midstream Companies Number of Midstream Companies North American Midstream Market Capitalization & Size Over Time (1) $Bn # 19 Source: Company disclosures, Wall Street research 1. Dataset includes U.S. and Canadian Midstream MLPs and C - Corps 2. Permission to use quotations neither requested nor obtained Consolidation has been the solution to declining sector outlook Significant industry consolidation has led to a >50% decrease in pure - play midstream companies over the last 10 years, resulting in fewer viable M&A opportunities “Scale seems to be the driving force behind consolidation as shale growth slows and the battle for market share intensifies . We see this theme as catalyzing more M&A and pushing smaller players to seek consolidation . As a result, the MLP structure is now on a path to becoming an exotic and rare instrument with each merger … ” (2) - Citi (August 18 , 2023 )

76% 22% 22% 15% 14% 51% 29% 7% 5% 90% 52% 37% 27% 26% 25% 23% 12% 6% - 25% 50% 75% 100% TRP EPD WMB OKE ET ENB KMI MPLX MMP North American Midstream Growth Capex and M&A as % of EBITDA % | Ranked by 2022 growth capex and M&A as % of EBITDA 20 MMP faces increasingly limited organic growth opportunities Source: Company disclosures, Wall Street research 2021 2022 • MMP growth capex spending (as a % of EBITDA) has been more constrained than peers: o MMP has limited identifiable attractive growth in crude and refined products segments • Any attempt to grow inorganically in a meaningful way would likely result in: o The use of equity to fund a transaction, which MMP believes has been historically undervalued o Free cash flow constraints given MMP’s payout model o Departure from disciplined capital approach that has avoided value destruction

SECTION 3 Merger creates optimal diversification, scale, and resilience to address these risks

- 5 10 15 20 2020 2024 2028 2032 2036 2040 0 50 100 150 200 2020 2024 2028 2032 2036 2040 27.2 31.9 25 30 35 2022E 2040E 5.8 6.7 5 6 7 2022E 2040E 22 ONEOK Levered to Strong Secular Supply Outlook… US NGL Production ( MMBbl /d) …Supported by 20.9% Growth in Global and Domestic Natural Gas Demand through 2040… Global Natural Gas Demand (TCF) % Change (‘20 – ‘40) …and 22.7% Growth in Natural Gas Liquids - Related Products Global Product Demand ( MMbbl /d) International US LPG Ethane US Natural Gas Production (TCF) Source: EIA Source: EIA Source: EIA Source: EIA ONEOK well - positioned for growing natural gas and NGL demand • 60% of ONEOK’s gross margin is related to NGL transport • NGL and natural gas production is expected to increase ~21% through 2040 • Demand for NGL - related products is expected to grow ~23% through 2040, driven by international markets International +25.7% US +3.5% Overall +20.9% LPG +32.4% Ethane +7.0% Overall +22.7% “Assuming the transaction completes, MMP’s Houston Distribution System and terminals at Galena/Pasadena provide OKE with highly sought - after export opportunities along the Gulf Coast that could support its business (particularly NGLs) moving forward.” (1) - Bank of America (May 17, 2023) “… we see healthy gas production growth fueling a positive outlook for OKE .. OKE’s leverage to the Bakken, with a supportive fundamental environment … support a favorable risk - reward profile, in our view” (1) - JP Morgan (June 8, 2023) Source: Capital IQ, EIA 1. Permission to use quotations neither requested nor obtained

23 Combining complementary portfolios has compelling industrial logic Key positions in market hubs Liquids - focused infrastructure Pro Forma Liquids - Focused Infrastructure NGL (ONEOK) Refined Products (Magellan) Crude Oil (Magellan) Annual risked synergies of ~$200MM – $400MM • Potential to increase utilization of complementary NGL and refined product systems • Enhanced product offerings expected to increase customer relevance and cross - selling • Expected increase in international exports, operational and construction expertise

Significant synergies offer additional value uplift

- ~$200 to ~$400MM run-rate synergies expected from cost, operational, commercial, and financial components
- ~$5Bn of cash taxes deferred by deducting MMP's stepped-up basis, worth ~$1.5Bn NPV based on forecasted utilization of tax deferral



Upside risked synergy estimate of ~$400MM+ and potential tax deferral value of ~$3Bn
Base synergy estimate of $200MM
$2.2Bn
~$1.5Bn
~$3.7Bn
$200MM run-rate synergies (capitalized at 11x)
~$1.5Bn NPV of tax deferrals (based on current utilization forecast)
Expected synergy value today
Potential for additional commercial, capital, cost and tax synergies

Source: Company filings
1. Assumes proposed transaction closes prior to 12/31/23

MAGELLAN MIDSTREAM PARTNERS, L.P.
24

Synergy opportunities

Immediate to near-term (1–4 years) with significant potential upside

Batching	Blending
• **Liquids pipelines provide opportunities to move NGLs or refined products through the same product pipelines** • Utilize available capacity and combined connectivity to ship refined products and NGLs to demand centers with higher value • Gather incremental NGL and refined products from Mid-Continent refineries and ship to Upper Midwest and/or Gulf Coast markets	• **Ability to mix products to obtain the higher value** • Increased unleaded/butane blending opportunities • Incremental NGL blending opportunities
100,000 bpd @ 7 cpg = ~$110 MM [1]	**25,000 bpd @ 20 cpg = ~$75 MM [1]**
Bundling	**Other-storage & Optimization**
• **As volumes grow or contracts expire, a wider variety of services can be combined to offer greater value to customers** • Optimize system utilization and connectivity to and from key refineries and market centers	• **Incremental and discretionary refined products, NGL and crude oil storage optimization and utilization** • Leverage marine/export expertise for potential NGL export infrastructure
25,000 bpd @ 10 cpg = ~$40 MM [1]	

Risk-weighted Synergy Opportunities *(MM)*	**Assumed**	**Near-term potential**
Batching	$115	$270
Blending	$70	$195
Bundling	$25	$100
Other-Storage and Optimization	$30	$135
Subtotal of potential commercial synergies	$240	$700
High and low case risk-weighted commercial synergies *(risk-weighted at **~45%**)*	$100	$315
G&A: *(assumes 12.5% of combined G&A; M&A avg. 25%)*	$100	$100
Total assumed risked synergies	**$200**	**$415**

~$800MM of potential un-risked near-term synergies

Source: ONEOK Second Quarter 2023 Earnings Presentation
1. Earnings potential examples provided for illustrative purposes

MAGELLAN MIDSTREAM PARTNERS, L.P.

25

Combined company will have resilient product mix



ONEOK (1)
Gas Pipelines 14%
G&P 26%
NGL 60%
Magellan (1)
Crude Oil 25%
Refined Products 75%
Pro forma
Crude 7%
Gas Pipes 10%
G&P 18%
Refined Products 21%
NGL 44%

- Natural Gas Liquids
  - **Primary NGL transportation provider** for the Williston and Powder River basins and Mid-Continent
  - **End market connectivity:** Williston Basin to Gulf Coast
- Natural Gas Gathering and Processing
  - **Primarily fee-based contracts** with a percent-of- proceeds component
  - **A leading natural gas processer** in the Williston Basin
- Natural Gas Pipelines
  - **Connected directly** to end-use markets
  - **Historically >95%** transportation capacity contracted

- Refined Products
  - **Longest refined petroleum products pipeline system in the U.S.** with 9,800 miles and 54 terminals
  - **Stable, demand driven business platform** that can access nearly 50% of U.S. refining capacity
- Crude Oil
  - **Take-or-pay commitments** supporting long-haul pipe capacity from creditworthy counterparties
  - **Strategically connected to Houston and Cushing** market hubs and control over 39MM barrels of crude oil storage

- **Highly complementary asset base** with significant long-term growth potential
  - Springboard for LPG exports and downstream integration
- **Fee-based business model** with limited commodity exposure and >85% fee-based earnings
  - Lessens PF's financial and share price correlation to commodities
- **Diversified services and product mix** with strategically located and market connected assets
- **~50,000-mile pipeline network** in geographically contiguous states
- **Committed to shareholder value** through disciplined capital allocation

"…the **large diversified pro forma company will be able to better compete in coming quarters** and be in a better position to continue adding scale. The >85% fee-based earnings with disciplined capital allocation **should pay notable dividends going forward**." (2)

- Truist (May 16, 2023)

"In our reference case… Natural Gas Plant Liquids **grows by over 50% by 2050**, driven by demand for NGPLs in the industrial sector." (2)

- EIA (October 6, 2021)

"The acquisition brings additional fee-based earnings to OKE (OKE expects the combined entity to be more than 85% fee-based) and **diversifies its asset base to include refined products and crude oil transportation**." (2)

- RBC (May 16, 2023)

Source: Company filings
1. Breakdown represents 2022 operating income plus equity earnings, totaling $3.0Bn and $1.1Bn for ONEOK and MMP, respectively
2. Permission to use quotations neither requested nor obtained

MAGELLAN MIDSTREAM PARTNERS, L.P.
26

44% 20% 44% 21% 2% 16% 15% 18% 27% 22% 48% 10% 27% 23% 5% 77% 62% 43% 7% 58% 17% 13% 14% 14% 11% 9% 23% 9% 0% 25% 50% 75% 100% Pro forma ENB ET EPD TRP KMI WMB NGL Refined Prods G&P Gas Crude Other 27 Business breakdown by product offering (1) Source: S&P Capital IQ, Company disclosures, Wall Street research 1. Reflects the Pro forma entity’s ’22A operating income plus equity earnings; reflects ’22E EBITDA breakdown for peers MMP unitholders will gain exposure to a resilient asset profile, with higher growth than standalone MMP • The diversified nature of the pro forma company stands as a more resilient portfolio of assets and reduces reliance on refined products demand on a relative basis • Pro forma business mix mirrors that of larger - scale peers

28 Equity analysts recognize the merits of the transaction for MMP “ We believe that stakeholders of both companies should vote “yes” for the merger . Simply put, the new company with a more diversified set of assets will be stronger, better positioned for growth through energy cycles, and realize commercial and cost synergies that are likely to exceed managements’ conservative estimate (in our view) of between $ 200 and $ 400 million . ” (1) - Siegel Asset Management Partners (July 24 , 2023 ) “ MMP did not see a path to grow its business and had therefore pivoted to buybacks . As the unit count shrunk, this drives a higher cash tax burden for unitholders (as income is spread over a smaller base of units) . This made c - corp conversion a potential outcome . Selling to OKE was a way to control the conversion to c - corp while procuring a premium , cash to offset taxes , and moving unitholders into a growing, well - run company . ” (1) - Wells Fargo (May 25 , 2023 ) “Broadly, we think the deal is an excellent one for both parties . It offers a compelling valuation for Magellan unitholders with a valuation well ahead of our stand - alone fair value estimate of $ 55 per unit . Finally, Magellan unitholders will now own part of a corporation … , removing the risks of changes to the U . S . tax code either eliminating or reducing the tax advantages of a master limited partnerships over the long run . ” (1) - Morningstar (May 15 , 2023 ) “On a PF basis, the company controls ~ 50 , 000 miles of pipeline assets across geographically contiguous states, leveraging MMP’s 9 , 800 miles of refined petroleum pipeline system and OKE’s Bakken to Belview NGL transportation and fractionation value chain … We expect the diversified services and product mix across the two businesses to be positive for long - term shareholder value . ” (1) - J . P . Morgan (May 14 , 2023 ) “ MMP is short butane within its butane blending activities . MMP buys butane and sells the blended product as gasoline . We think the partnership purchases up to ~ 1 . 5 to 2 mmbbls of butane annually . OKE is long butane and we think OKE’s frac fleet can produce ~ 30 mmbbls of butane annually, including OKE’s equity volumes and/or third - party volumes that OKE markets on behalf of its customers . The pro forma company would be able to use and blend its internally produced butane into the gasoline pool instead of buying third - party butane and paying a markup . ” (1) - Barclays (May 16 , 2023 ) “MMP outlined long - standing interest in NGL and natgas assets , though the partnership would need to employ inorganic means to enter the business, which seemed difficult to effectuate . Through the deal, MMP can enter this business in an effective manner through a combination . Commercial synergy opportunities include operating a fully integrated NGL platform that allows the combined entity to maximize volumes, bundle packages, blend and store butane, and utilize existing land for dock space . ” (1) - J . P . Morgan (June 21 , 2023 ) Source: Wall Street research 1. Permission to use quotations neither requested nor obtained

7.0% 5.4% 4.0% 3.7% 3.1% 2.6% 2.4% 2.2% 2.1% - 5% 10% PF OKE OKE TRP WMB ENB MMP KMI EPD ET 29 Combined company has stronger growth outlook than standalone MMP Source: Capital IQ as of May 12, 2023, street estimates, Management Forecasts 1. EBITDA CAGR for MMP and OKE based on financial projections as disclosed in the joint proxy statement/prospectus; Peer EBITDA for ecast reflects street consensus estimates as of May 12, 2023 (trading day prior to transaction announcement) 2. Based on pro forma financial projections as disclosed in the joint proxy statement/prospectus, including $415MM synergies (hi gh case for risk - weighted synergies) in 2025E 2022A – 2025E EBITDA CAGR (1) (%) (2) • MMP ’22A – ’25E EBITDA growth increases ~170% as a pro forma entity (2) • High growth rate is on top of a larger base business and highlights the incremental opportunities available to the pro forma company

78,283 56,890 42,609 39,213 37,876 37,362 35,871 28,673 11,328 - 20,000 40,000 60,000 80,000 ENB EPD TRP ET KMI Pro forma WMB OKE MMP 30 Transaction repositions the company as sixth largest in the space, improving market appeal and shareholder liquidity $MM Source: Capital IQ as of May 12, 2023 1. Assumes exchange ratio of 0.667 OKE shares per MMP unit; assumes MMP fully diluted unit count of ~204.4MM units (1) Equity Value Rank • Increased scale provides more trading liquidity, a broader investor base and inclusion in the S&P 500 (likely unachievable standalone even with a C - corp conversion) • Combined company will be the 6th largest North American midstream company based on pro forma equity value • Expected pro forma cost of capital improvement provides further potential upside to merger consideration

Investment grade rating underscores strong balance sheet

- Immediately increases cash flow scale and resilience
  - >$1.5Bn of additional diversified annual EBITDA expected, >85% of which is fee-based
- Pro forma net debt-to-EBITDA of 4.0x at year end 2024, with further deleveraging to below 3.5x by 2026
- ONEOK priced notes offering in August 2023 to fund cash consideration of offer
- Top yielding S&P 500 company with expected dividend growth plus capital appreciation driven by attractive expansion projects and potential buybacks

"We expect it **will reduce its leverage in 2024 and 2025** and maintain it in the appropriate range for the rating category. We expect debt to EBITDA of 4.3x in 2024. The outlook also reflects our belief that **OKE will maintain ample liquidity and hedge a large percentage of its limited commodity price-exposed cash flow**." [2]

- S&P (May 15, 2023)

"While the acquisition will bring ONEOK's leverage modestly above the 4x Debt/EBITDA level, Moody's expects that **higher diversification of earnings** will **enhance the company's debt service capacity**, while ONEOK also aims to reduce absolute level of debt and financial leverage over time in step with its stated financial policy." [2]

- Moody's (May 16, 2023)

"Fitch considers the **diversification benefits**, as well as **increased scale** and potential small synergistic opportunities to be offset by higher expected leverage and modestly higher business risk, which collectively lead to Fitch's estimation that this **transaction is neutral for OKE's credit profile**." [2]

- Fitch (May 15, 2023)

"The stable outlook reflects our view that ONEOK will **proactively fund the Magellan acquisition on a long-term basis, maintain excellent liquidity and reduce leverage to rebuild financial headroom**." [2]

- Moody's (May 16, 2023)

Expect net debt-to-EBITDA below 3.5x by YE 2026 [1]


4.0x
<3.5x
YE 2024E
YE 2026E

1. Assumes transaction close prior to YE 2023
2. Permission to use quotations neither requested nor obtained

MAGELLAN MIDSTREAM PARTNERS, L.P.

31

Returns-focused combined company outperforms peer average

- Magellan and ONEOK both produce top-tier ROIC on a standalone basis
- The combined company will continue to focus on ROIC as a key metric
- Significant step-up in FCFAD allows the pro forma company to pursue value added growth without stressing a healthy balance sheet
- Near-term growth projects such as the MB-6 Fractionator will further enhance ONEOK's ability to capitalize on future NGL demand growth
- ONEOK has further upside to prospective ROIC metrics given expected utilization of recent growth projects and attractive expected new opportunities



2022 ROIC (1)
Adjusted ROIC (2)
18.9%
18.5%
14.5%
13.9%
10.8%
9.3%
MAGELLAN MIDSTREAM PARTNERS, L.P.
ONEOK
Peer average (3)

Source: Company filings
1. ROIC defined as 2022 EBIT (net income plus interest expense and tax expense) divided by total debt and equity capital as of YE 2022
2. Adjusted ROIC calculated similarly to ROIC while total capital is adjusted to include cumulative impairments (including to equity investments) since 2014
3. Peer average includes EPD, ET, KMI, MPLX, PAA, TRGP, and WMB

MAGELLAN MIDSTREAM PARTNERS, L.P.
32

SECTION 4 Transaction maximizes value for MMP unitholders, including on an after - tax basis

Tax implications of the transaction have been misrepresented

>75% of holders receive greater value even on an after-tax basis than they would have received pre-tax in a sale at the unaffected price of $55.41

1. The transaction does not create a new tax liability

- Like all MLPs, the return on MMP's units is tax-deferred, not tax free (1)
- MLP unitholders generally have an existing deferred tax liability which
  - is due to the accumulated adjustments to their tax basis, including from the impact of historical income and depreciation allocations and distributions
  - will generally grow over time, and
  - will be recognized whenever a unit is sold

Holding period (years)	Sale at Unaffected Price (closing price: $55.41)			Sale at Announcement Price (implied share price: $67.50)			Merger Increase in Net Proceeds
	Approx. taxes owed [2] Range	Approx. taxes owed [2] Wtd Avg	Wtd Avg Net Proceeds	Approx. taxes owed [2] Range	Approx. taxes owed [2] Wtd Avg	Wtd Avg Net Proceeds	
0 - 5	$2.50 - $11.00	$ 6.18	$ 49.23	$5.75-$14.50	$ 9.81	$ 57.69	$8.46
5 - 10	$1.50 - $17.75	$ 6.89	$ 48.52	$6-$22	$11.50	$ 56.00	$7.48
> 10	$19.00 - $21.00	$20.50	$ 34.91	$22-$24.50	$23.99	$ 43.51	$8.60
Average	$1.50 - $21.00	$ 9.69	$ 45.72	$5.75-$24.50	$13.40	$ 54.10	$8.38

2. The transaction premium, like any other premium,

- increases a unitholder's overall tax liability to reflect a higher gain than a unitholder would have incurred absent the transaction but also
- delivers a greater after-tax return than an open-market sale

3. Comparing after-tax merger proceeds with pre-tax trading prices is misleading

- Unitholders can only monetize, at any price, by selling in the open market – but the act of monetizing is what triggers the deferred tax liability
- The transaction's primary tax impact is simply when deferred tax liabilities are realized

4. Comparing premium received to taxes owed is equally misguided, for similar reasons (3)

- Comparing after-tax proceeds of the merger to after-tax proceeds from an open-market sale is a more meaningful analysis
- For all holding periods, the merger offers greater net proceeds than an open-market sale (4)

1. While unitholders who plan to transfer units to heirs may minimize tax liability on a future sale, they will still incur taxes on any income allocated to them while holding units
2. Assumes 06/30/2023 close, maximum federal tax rate, 20% (199A) deduction on partnership income, 5% state rate, ACA tax of 3.8% and $67.50 value at closing
3. Further, the idea of comparing the total taxes owed by MMP unitholders on the transaction (~$2.7bn) to the present value of the tax savings that OKE estimates it will receive from the transaction (~$1.5bn) is equally unsound. That logic assumes all MMP unitholders would die essentially immediately and thereby avoid all of the deferred tax liability they have incurred. Excluding this transaction, most of that ~$2.7bn (except ~$0.7bn generated by the premium offered) would have been realized eventually in any event, along with additional taxes on future income
4. The "Gain/Loss Calculator" available at https://www.taxpackagesupport.com/MMP can be used to determine a preliminary estimate of the potential gain as of 12/31/22 (including the allocation between ordinary income and capital gains) on the sale of units; however, this tool will not show the increasing estimated taxes owed over time from continuing to hold MMP units, as described on the next page

MAGELLAN MIDSTREAM PARTNERS, L.P.

34

Different MMP unitholders have different tax situations, driving the board to focus on fundamental value for all unitholders

- MMP units belong to "trade groups" which share the month when, and the price at which, they were purchased
  - Unitholders are allocated depreciation each year based primarily on a combination of their purchase price and how much depreciation has already been allocated to them
  - Allocated depreciation reduces a unitholder's taxable income and lowers the basis in that unit – increasing the unitholder's realized taxable gain on eventual sale of that unit
  - MMP unitholders will continue to owe taxes each year on their allocated share of MMP's income – not distributions
- Units that have enjoyed many years of tax deferral from depreciation deductions already have a low remaining tax basis - leaving little depreciation remaining to "shield" their share of MMP's income
  - This results in significant and growing ongoing taxes owed each year – resulting in lower after-tax income

Earlier trade groups have little tax basis remaining to depreciate, which means the income allocated to them, and the taxes they owe each year, are already significant (~30% of 2023's ~$4.20 distribution)

Based on MMP's current rate of distribution growth, taxes owed for units in earliest trade group are estimated to equate to nearly 60% of the distribution within 3 years

Unitholders from "middle-aged" trade groups, who currently still have moderate tax basis and "shield" remaining, will soon experience taxes similar to those incurred by the earliest trade groups, as their depreciable basis dwindles

	2023E				2026E				2029E			
Trade group	Distrib. Rec'd[(1)]	Projected Income[(1)]	Est. Tax[(1)]	Net cash flow	Distrib. Rec'd[(1)]	Projected Income[(1)]	Est. Tax[(1)]	Net Cash Flow	Distrib. Rec'd[(1)]	Projected Income[(1)]	Est. Tax[(1)]	Net Cash Flow
February '01	$ 4.20	$ 3.29	$ 1.26	$ 2.94	$ 4.33	$ 5.28	$ 2.56	$ 1.77	$ 4.46	$ 5.21	$ 2.52	$ 1.94
February '11	$ 4.20	$ 2.13	$ 0.82	$ 3.38	$ 4.33	$ 5.25	$ 2.54	$ 1.79	$ 4.46	$ 5.20	$ 2.52	$ 1.94
February '21	$ 4.20	$ (1.07)	NA	$ 4.20	$ 4.33	$ 1.97	$ -	$ 4.33	$ 4.46	$ 2.60	$ 1.26	$ 3.20

Unitholders of more recent vintage still have significant tax basis to shield their income, resulting in no current tax liability and suspended losses that can later be used to offset income; they currently also have lower taxes upon a sale. Their situation will change over time, however, ultimately following a similar pattern to earlier trade groups

1. Projections assume 1%/year distribution growth, 5% state income tax, ACA tax of 3.8%, maximum federal income tax rate and current law (including 20% 199A deduction on partnership income until expiration at end of 2025 and increase of personal rate to 39.6% in 2026). Share of projected income calculated based on current units outstanding (i.e. excludes additional repurchases, which would further increase income allocated per unit). Projected income figures illustrative only and do not represent guidance, and are net of unitholder's specific allocated depreciation

MAGELLAN MIDSTREAM PARTNERS, L.P.

35

36 The board nonetheless considered how the tax implications of the t ransaction compared to those of the status quo… 1. The after - tax value of the transaction across trade groups was superior to that of continuing to hold MMP units (2) ◆ Present values in both scenarios were inversely related to how long the units have been held: − Units that have been held for longer periods of time generally had higher taxes due to the merger but also hold a higher present value of the ongoing tax burden from ownership − Units that have been held for less time generally had lower taxes due on the merger but also hold a lower present value of the ongoing tax burden from ownership 2. The taxes unitholders would owe as a result of the income allocated to them each year is significant relative to the overall value of owning MMP units ◆ For some unitholders, this ongoing tax burden was potentially as significant as the taxes that would be owed upon a sale of units ◆ The analysis (2) provided to the board included scenarios with an extended holding period to show that unitholders are better off on an after - tax PV basis in the merger scenario whether they sell immediately or continue to own the pro forma company − The longer period of time until this date also carries many other uncertainties − Even unitholders who expect a basis step - up would need to pass to heirs relatively soon to be confident of a net positive result as the after - tax cash flows from ownership up until the time of that basis step - up may not offset the tax avoidance value of the step - up 1. This paper, which was commissioned by Magellan, reflects Mr. Willens’ personal views and is based solely on publicly availabl e i nformation. Readers are encouraged to read the full report, including its disclaimers, on MaximingValueforMMPunitholders.com 2. Any such analysis involves significant uncertainties regarding future business performance, appropriate discount rates and me tho dologies. “Upside” cases could of course be used to arrive at conclusions favoring holding, while “downside” cases could resu lt in conclusions more strongly favoring selling; similar dynamics could result from using different discount rates. Our analysis used assumptions consistent wi th the ongoing evaluation of MMP’s intrinsic (fair) value that we use to inform our buyback decisions “…this transaction does not create tax liabilities for MMP’s unitholders. Those liabilities were always present. Instead, this transaction simply accelerates their payment; and [ONEOK] has provided the unitholders with the means, through the Cash Consideration, defined below, to meet those obligations.” “When a valid comparison is made of the tax benefits of the transaction to the relatively modest tax cost the deal engenders, it is abundantly clear that such benefits greatly outweigh such costs.” ‒ Robert Willens, C.P.A. White Paper Regarding the Federal Income Tax Consequences of ONEOK’s Acquisition of MMP (1) July 10, 2023

37 …as well as how the merger compared to other potential alternatives 1. After - tax proceeds from selling at a future date not likely to be as high ◆ As most MMP units have been owned for a relatively short amount of time (>65% have held <5 years), holders’ deferred tax liability is generally expected to increase, not decrease , with time − The weighted average deferred liability is expected to more than double by 2027 to ~$20 / unit ◆ Unitholders will continue to owe taxes each year on their share of MMP’s income − Holders with a low remaining depreciable basis already face high annual taxes on their share of income 2. A market premium comparable to that currently offered may not be available ◆ As MMP was trading at a premium valuation before the transaction was announced, the transaction offers a premium to an already premium valuation ◆ A unitholder hoping to capture greater value by selling at a future date will have to also hope that MMP’s equity will be re - rated – and that another buyer will then be willing to pay a premium to that re - rated valuation Merger is superior to converting to a C - corp 1. Conversion to a C - corp and remaining standalone involves more risk and uncertainty than the merger ◆ Conversion to a C - corp transfers, not eliminates, taxes − Under this strategy, unitholders could continue to defer their gain on sale, and avoid paying taxes on their share of income – but MMP would begin incurring significant taxes at the corporate level and the existing unitholder liability would remain, although at capital gains rates upon ultimate sale ◆ It is difficult to predict the impact on MMP’s valuation from such an approach − MMP perceived as trading at a premium valuation and firm cash flows would decrease Merger is superior to selling in the future

What EIP's analysis is missing

Deferred tax liability factors into both sides of the analysis

Factors not considered in EIP's analysis

How Premium Compares to Standalone	EIP (Per Unit)	OKE Merger (Per Unit)	OKE Merger Better/Worse than EIP's Plan
Merger premium	$ -	$ 12.09	
5-year DCF of dividends/distributions [1]	$ 14.04	$ 9.11	
Tax due at close of OKE merger	$ -	$ (13.40)	
Remaining deferred tax liability [1]	**$ (13.23)**	**$ -**	
	$ 0.81	$ 7.80	$ 6.99 ~8.5x
Unitholder owes tax on allocated income?	**Yes**	**No**	**Better**
Taxes on allocated income increased by buybacks?	**Yes**	**No**	**Better**
Deferred tax liability continues to grow?	**Yes**	**No**	**Better**
Able to continue deferring tax	**Yes**	**No**	**Varies** [2]
Remaining deferred tax liability	**Yes**	**No**	**Better**
Tax Rate on dividends/distributions			
at present	**~30%** [3]	**28.8%** [3]	**Better**
estimated by 2026	**~60%** [3]	**28.8%** [3]	**Better**
C-corp Conversion			
Tax-free conversion (Section 351)	**Uneconomic**	**Unnecessary**	**Better**
Future Capital Appreciation			
Leverages energy transition trends	**No**	**Yes**	**Better**

Merger with ONEOK offers **~8.5x higher value** even in EIP's flawed analysis **from Day 1**

Unacknowledged consequences of EIP's plan which only further weaken EIP's case

1. EIP generally attempted to ignore altogether the value of the deferred tax liability unitholders already face. As part of its 5-year holding period comparison, however, EIP at least acknowledges that liability by noting that "[e]ven if one assigns no value to the deferral of the existing $9.69 tax liability…by management's own forecasts this merger has a net benefit of only $2.05 per unit." The $9.69 amount was taken from previously published Magellan materials and referred to the estimated average tax liability per unit immediately prior to the proposed merger. But EIP is misusing that $9.69 amount as an estimate of the estimated average tax liability per unit that would be owed in 5 years; in fact, that amount would have grown to ~$20.00 / unit (or a present value discounted at 10% of $13.23, as shown above). This error by EIP in estimating taxes significantly contributes to its misleading statements.
2. Given the percentage of unitholders that typically trade in < 5 years, minimal permanent deferral actually occurs and even then, annual taxes owed on allocated income are significant
3. Projections assume 1%/year distribution growth, 5% state income tax, ACA tax of 3.8%, maximum federal income tax rate and current law (including 20% 199A deduction on partnership income until expiration at end of 2025 and increase of personal rate to 39.6% in 2026). Share of projected income calculated based on current units outstanding (i.e. excludes additional repurchases, which would further increase income allocated per unit); Projected income figures illustrative only and do not represent guidance, and are net of unitholder's specific allocated depreciation

MAGELLAN MIDSTREAM PARTNERS, L.P.

38

The facts undermine EIP's misleading claims about valuation

Misleading claims	What the facts show
Remaining standalone is worth more than the merger premium	✓ **EIP's analysis leaves out key factors which undermine its case** – Remaining standalone leaves unitholders with an ongoing deferred tax liability – an omission considering EIP later includes this fact in a subsequent analysis just two slides later (though even then EIP fails to note that this liability will continue to grow) (1) – Corrected for this oversight, even EIP's flawed analysis shows the merger offers \$6.99 per MMP unit – or ~8.5x – more than remaining standalone ✓ **Unacknowledged consequences of EIP's plan only further weaken its case** – Under EIP's plan, unitholders' deferred tax liability will continue to grow, particularly as capital spending remains low whenever MMP conducts buybacks – Future capital appreciation as a standalone partnership will be significantly less likely to benefit from energy transition trends
Taxes exceed the premium	✓ For >75% of unitholders, **the transaction's after-tax value exceeds even <u>pre-tax</u> market prices for MMP units** prior to announcement of the transaction ✓ If MMP remains standalone, **unitholders' deferred tax liability will only continue to increase** – EIP's argument is effectively not a critique of the merger itself, but of ever monetizing one's holdings – But >60% of units typically sell within 5 years, meaning most unitholders will realize those deferred taxes on sale anyway (or over time on allocated income) ✓ **Only the ONEOK transaction – by contrast with EIP's plan or selling into the open market – offers:** – A premium to an already-premium market valuation, – The ability to eliminate the deferred tax liability and future increases to this liability, and – The continued ability to participate in the upside of the combined company
Price undervalues MMP	✓ At announcement – even before the market drove the implied value of the consideration higher – the deal valuation: – **Exceeded the trading price of MMP units at any point in ~5 years** – **Recognizes intrinsic / fair value for MMP that market was under appreciating** – Is at the top end of or exceeds standalone MMP valuation across most relevant metrics ✓ **The merger provides full value for the business immediately** while also allowing unitholders to participate in the upside of the proforma business

1. Page 10 of EIP's presentation *Why Magellan Unitholders should vote "No" on ONEOK Merger* filed on August 4, 2023

MAGELLAN MIDSTREAM PARTNERS, L.P.
39

The facts undermine EIP's misleading claims for other strategies

Misleading claims	What the facts show
Tax-free C-corp conversion is a better strategy	✓ The 351 C-corp conversion strategy EIP advocates **would be uneconomic, destroying value for unitholders** – A 351 conversion would **create future corporate tax liabilities of >$2Bn** – MMP would begin paying material taxes in 2027 ✓ **Future taxes would have a negative impact on Magellan's valuation**, diminishing – perhaps even overwhelming – any potential multiple expansion from the conversion – Tax free conversion forgoes opportunity to lock-in the high multiple offered in ONEOK transaction – The market would also likely immediately incorporate expected cash flow reductions from taxes whereas any potential multiple expansion would be uncertain ✓ Standalone conversion to C-corp unlikely to result in inclusion in the S&P 500
Remaining standalone is a better strategy	✓ **MMP has a strong business, but as a standalone it is not as well aligned with energy transition trends**: – MMP's core refined products business is mature with reduced future growth opportunities; by some estimates U.S. refined products demand will decline by over 40% by 2050 – Crude production is not expected to exceed existing pipeline capacity placing downward pressure on utilization and rates – Limited attractive growth prospects have reduced MMP to the lowest growth capex spending (as a % of EBITDA) among midstream peers
ONEOK is not an ideal strategic partner	✓ ONEOK's geographical overlap with MMP provides meaningful operational synergy opportunities ✓ ONEOK's liquids pipeline infrastructure provides unique commercial synergies with Magellan's refined products, transportation and blending businesses ✓ Increased scale provides more trading liquidity, a broader investor base and inclusion in the S&P 500

MAGELLAN MIDSTREAM PARTNERS, L.P.
40

41 After analyzing all economic and strategic angles, the board concluded this value - maximizing transaction best serves all unitholders An MMP unitholder who plans to sell in the future will face ◆ a similar tax outcome at that time, as it is the act of selling, not the merger, which incurs the tax obligation ◆ uncertainty over what valuation will be available at that time, and ◆ whether that sales price will reflect a premium comparable to the premium offered in the ONEOK merger MMP unitholders who plan to hold their units, whether or not they intend to sell in the future, ◆ would face growing tax liability, regardless of the proposed transaction ◆ would continue to owe annual taxes on their share of MMP’s income – not distributions For any unitholders who wish to continue to hold MMP shares, ◆ the present value of these future taxes should be compared with the taxes they would incur as a result of the proposed transaction In contrast, by converting their MMP units into stock in the combined company and receiving cash consideration, investors are expected to benefit from ◆ offset initial taxes with $25 / unit cash consideration, ◆ significantly improved diversification and scale, ◆ higher growth, ◆ increased resilience and synergies, and ◆ continued strong free cash flow generation and a healthy dividend

A strategically and financially compelling transaction for unitholders

1	Financially appealing transaction provides fulsome valuation	• Compelling valuation and transaction premium for MMP holders: (1)
		  ○ Highest implied Enterprise Value ("EV") (2) / EBITDA multiple (12.3x) of large midstream transactions since 2016
		    – Multiple exceeds the average of MMP's peer set by 2.5x turns on an EV/EBITDA basis
		  ○ 22% transaction premium is highest among midstream transactions since the pandemic-induced sector re-rating
		  ○ Valuation exceeds the trading value of MMP units at any point in ~5 years
		  ○ Recognizes intrinsic / fair value for MMP that market was under appreciating
		  ○ Board process not only achieved a compelling consideration, but also access to competing offers through a low break fee and fiduciary out
		• Significant cash for unitholders now, plus immediate accretion, and significant long-term growth potential driving further upside potential:
		  ○ Accretive to EPS in 2024 with 3% to 7% annual accretion from 2025 to 2027
		  ○ >20% free cash flow accretion per share from 2024 to 2027 (including benefits of tax deferral from step-up)
		• OKE price improvement since announcement implies consideration as high as >$70 per unit, a 27% premium

2	Standalone MMP faces long-term secular risks	• Transaction valuation reflects management's views on fundamentals, which are more bullish than other third-party forecasts • Demand for U.S. refined products is mature and could decline more than we currently expect • Crude oil pipeline capacity is expected to remain higher than production which will continue to depress rates when re-contracting current capacity • Limited attractive growth prospects and capital discipline have left MMP with the lowest growth capex spending (as % of EBITDA) among peers • Sector consolidation is resulting in fewer viable value enhancing M&A opportunities

3	Merger creates diversification, scale, and resilience to address these risks	• Combined company better positioned for energy transition through greater exposure to natural gas and NGL-focused businesses
		  ○ Potential uplift of ~$6.1Bn (~$7 per MMP unit pro-rata (3)) from capitalized risked synergies and significant tax deferral
		  ○ Global demand for natural gas and NGL-related products expected to increase >20% through 2040
		  ○ Adds >$1.5Bn of diversified annual EBITDA, >85% of which is fee-based, reducing commodity exposure and cash flow volatility
		  ○ Increases EBITDA CAGR by ~170% through 2025, with pro forma growth expected to outpace midstream peers
		  ○ 4.0x step-up in Free Cash Flow After Distributions ("FCFAD") to ~$1Bn average annually (2024 to 2027), enabling increased spending on value creating organic growth projects
		  ○ Strong pro forma balance sheet creates financial flexibility to increase capital deployment at attractive returns, while also returning capital to shareholders through substantial dividends and share repurchases

Source: Capital IQ as of May 12, 2023, street estimates, company disclosures

1. As of May 12, 2023; pro forma equity value calculated as OKE fully diluted equity value + MMP stock component of fully diluted transaction value (utilizing 0.667x exchange ratio)
2. Enterprise value calculated as the market value of equity plus short-term debt, long-term debt, preferred equity and non-controlling interests, net of cash, cash equivalents and investments
3. Total potential uplift of ~$6.1Bn (calculated as $415MM annual pre-tax synergies (the upper end of estimated risked synergies) capitalized at 11x plus $1.5Bn present value of tax deferrals) multiplied by MMP's ~23% pro forma ownership in the combined company divided by MMP's fully diluted units outstanding at time of transaction announcement

MAGELLAN® MIDSTREAM PARTNERS, L.P.

42

43

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that ONEOK, Inc. (NYSE: OKE) (“ONEOK”) or Magellan Midstream Partners, L.P. (NYSE: MMP) (“Magellan”) expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between ONEOK and Magellan (the “Proposed Transaction”), the expected closing of the Proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including maintaining current ONEOK management, enhancements to investment-grade credit profile, an expected accretion to earnings and free cash flow, dividend payments and potential share repurchases, increase in value of tax attributes and expected impact on EBITDA. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this presentation. These include the risk that ONEOK’s and Magellan’s businesses will not be integrated successfully; the risk that cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the possibility that shareholders of ONEOK may not approve the issuance of new shares of ONEOK common stock in the Proposed Transaction or that unitholders of Magellan may not approve the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Proposed Transaction; the risk that changes in ONEOK’s capital structure and governance could have adverse effects on the market value of its securities; the ability of ONEOK and Magellan to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on ONEOK’s and Magellan’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause ONEOK and/or Magellan to incur substantial costs; the risk of any litigation relating to the Proposed Transaction; the risk that ONEOK may be unable to reduce expenses or access financing or liquidity; the impact of a pandemic, any related economic downturn and any related substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond ONEOK’s or Magellan’s control, including those detailed in the joint proxy statement/prospectus (as defined below). All forward-looking statements are based on assumptions that ONEOK and Magellan believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ONEOK nor Magellan undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

NON-GAAP FINANCIAL MEASURES

This presentation contains references to certain non-GAAP financial measures. The non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. ONEOK’s or Magellan’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. ONEOK and Magellan view these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. This presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Magellan and ONEOK are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included, and no reconciliation of the forward-looking non-GAAP financial measures is included.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, on July 25, 2023, ONEOK and Magellan each filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus (the “joint proxy statement/prospectus”), and each party has and will file other documents regarding the Proposed Transaction with the SEC. Each of ONEOK and Magellan commenced mailing copies of the joint proxy statement/prospectus to shareholders of ONEOK and unitholders of Magellan, respectively, on or about July 25, 2023. This presentation is not a substitute for the joint proxy statement/prospectus or for any other document that ONEOK or Magellan has filed or may file in the future with the SEC in connection with the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF ONEOK AND MAGELLAN ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY ONEOK AND MAGELLAN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ONEOK AND MAGELLAN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors can obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by ONEOK and Magellan with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by ONEOK, including the joint proxy statement/prospectus, are available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by Magellan, including the joint proxy statement/prospectus, are available free of charge from Magellan’s website at www.magellanlp.com under the “Investors” tab.

NO ADVICE

This presentation has been prepared for informational purposes only and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. Magellan unitholders should consult their own tax and other advisors before making any decisions regarding the Proposed Transaction.